EXHIBIT 16.1

April 5, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

We have read Item 8 of Form 10-KSB/A dated April 5, 2007 of MDwerks, Inc. and are in agreement with the statements contained therein.

/s/ GOLDSTEIN GOLUB KESSLER LLP

April 5, 2007